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                                                                    EXHIBIT 5.1


              OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON, LLP



                                                                    May 5, 1999

DuPont Photomasks, Inc.
131 Old Settlers Boulevard
Round Rock, Texas 78664


     Re: DuPont Photomasks, Inc. - Registration Statement for Offering 1,500,000 Shares of Common Stock


Dear Ladies and Gentlemen:

          We have acted as counsel to DuPont Photomasks, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,500,000 shares of common stock (the "Shares") and related stock purchase rights under the DuPont Photomasks, Inc. 1998 Employee Stock Purchase Plan (the "Purchase Plan").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection the establishment of the Purchase Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the stock purchase agreements duly authorized under the Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Purchase Plan or the Shares.


                                       Very truly yours,

                                       BROBECK, PHLEGER & HARRISON LLP